E.N.B. HOLDING COMPANY, INC.
                              ELLENVILLE, NEW YORK

                                     BYLAWS

         Organized Under New York Business Corporation Law.

                                    ARTICLE I

                                     OFFICES

         SECTION 1. PRINCIPAL OFFICE. The principal office of the Corporation shall be located in the Village of Ellenville, County of Ulster, State of New York.

         SECTION 2. OTHER OFFICES. The Corporation. may also have such other offices, as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

         SECTION 1. PLACE OF MEETING OF SHAREHOLDERS. Meetings of shareholders may be held at the main office of this Corporation, or at such place, as may be fixed by the Board of Directors.

         SECTION 2. ANNUAL MEETING OF SHAREHOLDERS. The Annual Meeting of Shareholders shall be held on such date and at such time as shall be designated by the Board of Directors and stated in the notice of the meeting, at which meeting the shareholders shall elect a Board of Directors and transact such other business as may be properly brought before the board.

         SECTION 3. SPECIAL MEETING OF SHAREHOLDERS. Special meetings of shareholders may be called by the Board of Directors (or by the President or the Secretary and shall be called by the President or the Secretary upon the written request of the majority of the Board of Directors or upon the written request of the holders of not less than ten percent (10%) of the outstanding shares entitled to vote on the action proposed to be taken). Such call and written
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request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting shall be confined to the purpose or purposes for which the meeting is called.

         SECTION 4. FIXING RECORD DATE. The Board of Directors may fix, in advance, the record date for the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action.

         SECTION 5. NOTICE OF MEETING OF SHAREHOLDERS. Written notice of every meeting of shareholders shall state the place, date, and hour of meeting, and unless it is the annual meeting, indicate that it is being issued by or at the direction of the person or persons calling the meeting. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called. If, at any meeting, action is proposed to be taken which would, if taken, entitle shareholders fulfilling the statutory requirements to receive payment for their shares, a notice of such meeting shall include a statement of that purpose and to that effect. A copy of the notice of any meeting shall be given, personally or by mail, not less than ten (10) or more than fifty (50) days before the date of the meeting, to each shareholder entitled to vote at such meeting.

         SECTION 6. QUORUM OF SHAREHOLDERS. The holders of a majority of the shares entitled to vote thereat shall constitute a quorum at a meeting of shareholders for the transaction of any business. Despite the absence of a quorum, the shareholders present may adjourn the meeting.

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         SECTION 7.   PROXIES. Every shareholder entitled to vote at a meeting
of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy. Every proxy must be signed by the shareholder or his attorney-in-fact. Every proxy shall be revocable at the pleasure of the shareholder executing it, except in those cases where an irrevocable proxy is provided by law.

                                   ARTICLE III

                                    DIRECTORS

         SECTION 1. BOARD OF DIRECTORS. The business of the Corporation shall be managed under the direction of its Board of Directors.

         SECTION 2. QUALIFICATION OF DIRECTORS. Each director shall be at least 18 years of age. Each director shall be a holder of common stock with an aggregate par value of not less than one thousand dollars ($1,000). Names of individuals for consideration as proposed nominees, to be made by or on behalf of the existing management of the Corporation, for the election of directors shall be given to the Board of Directors with pertinent information concerning each nominee not less than sixty (60) days prior to the date of the meeting for the election of directors. Such information pertaining to said nominee shall include the name, current address, occupation, and brief description of employment history.

         SECTION 3. NUMBER OF DIRECTORS. The number of directors constituting the entire Board of Directors shall not be less than five (5) nor more than twenty-five (25), the exact number of directors to be determined from time to time by a majority vote of the whole Board of Directors of the Corporation, and such exact number shall be fifteen (15) until otherwise so determined.

         SECTION 4. NOMINATIONS FOR AND QUALIFICATIONS OF DIRECTORS. Nominations for election to the Board of Directors may be made by the Board of Directors, or by any stockholder of any outstanding class of capital stock of

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the Corporation entitled to vote for the election of Directors. Nominations, other than those made by or on behalf of the existing management of the Corporation, shall be made in writing and shall be delivered or mailed to the President of the Corporation not less than fourteen (14) days nor more than fifty (50) days prior to any meeting of stockholders calling for the election of Directors; provided, however, that if less than twenty-one (21) days notice of the meeting is given to stockholders, such notification must be mailed or delivered to the President of the Corporation not later than the close of business on the seventh (7th) day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying stockholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the name and residence address of the notifying stockholder; and (d) the number of shares of capital stock of the Corporation owned by the notifying shareholder. Notifications not made in accordance herewith may, in his/her discretion, be disregarded by the Chairman of the meeting, and upon his/her instructions, the vote tellers may disregard all votes cast for each such nominee.

         SECTION 5. ELECTION OF DIRECTORS. Nominees for election to the Board of Directors, as designated by the Board of Directors, or as properly nominated by a shareholder(s) of the Corporation, pursuant to Section 4 hereof, shall stand for election to the Board of Directors at the Annual Meeting o(pound) Shareholders. Those individuals receiving the greatest number of votes of shareholders shall be duly elected to the Board of Directors. Upon election to the Board, such directors shall serve until the next annual meeting where they shall stand for reelection if nominated.

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         SECTION 6.   REMOVAL OF DIRECTORS. Any or all of the directors shall
only be removed with cause by a vote of a majority of shareholders.

         SECTION 7. QUORUM OF DIRECTORS. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business or any specified item of business.

         SECTION 8. ACTION BY THE BOARD OF DIRECTORS. The vote of a majority of the directors present at a meeting of the Board of Directors at the time of the vote, if a quorum is present at such time, shall, except as otherwise provided by law, be the act of the Board of Directors.

         SECTION 9. WRITTEN CONSENT OF DIRECTORS WITHOUT A MEETING. Any action required or permitted to be taken by the Board of Directors or a committee thereof may be taken without a meeting if all members of the board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the board or committee shall be filed with the minutes of the proceedings of the board or committee.

         SECTION 10. PLACE AND TIME OF MEETINGS OF THE DIRECTORS. The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of shareholders and at the place thereof. Other meetings of the Board of Directors, regular or special, may be held at any place duly designated.

         SECTION 11. NOTICE OF MEETING OF THE BOARD OF DIRECTORS. Regular meetings of the Board of Directors may be held without notice if time and place of such meetings are fixed by the Bylaws or by the Board of Directors. Special meetings of the Board of Directors shall be held upon notice to the Directors. The notice shall state the place, date and hour of the meeting, and indicate that is it being issued by or at the direction of the person or persons calling

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the meeting. The notice shall be given personally (including telephone) or by mail, not less than three (3) days before the date of meeting, to each director.

         SECTION 12. MEETINGS BY MEANS OF CONFERENCE TELEPHONE. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of the Board of Directors or committee, as the case may be, by means of a conference telephone or similar communications equipment provided that all persons participating in the meeting can hear each other at the same time. Participation in a meeting pursuant to this Section 12 shall constitute presence in person at such meeting.

         SECTION 13. EXECUTIVE COMMITTEE AND OTHER COMMITTEES. The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may designate among its members an executive committee and other committees, each consisting of three (3) or more directors, and each of which, to the extent provided by the resolution, shall have the authority of the Board of Directors, except that no such committee shall have authority as to the following matters:

                  1. Submission to shareholders of any action that needs shareholders' approval under law.

                  2. The filling of vacancies to the Board of Directors or in any committee.

                  3. The fixing of compensation of the directors for serving on the Board of Directors or on any committee.

                                   ARTICLE IV

                                    OFFICERS

         SECTION 1. NUMBER. The officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall be elected or appointed by the Board of Directors. Such other officers and assistant officers as the Board of Directors may determine may be

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elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary.

         SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the Corporation to be elected or appointed by the Board of Directors shall be elected or appointed at the discretion of the Board of Directors for such term of office for each individual officer as so designated by the Board of Directors.

         SECTION 3. REMOVAL. Any officers elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause.

         SECTION 4. PRESIDENT. The President shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. He shall, when present, preside at all, meetings of the shareholders. He may sign, with the Secretary, or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates representing shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors.

         SECTION 5. VICE PRESIDENT(S). In the absence of the President or in the event of his death, inability or refusal to act, the Vice President shall perform the duties of the President, and when so acting, shall have the authority of and be subject to all restrictions upon the President.

         SECTION 6. SECRETARY. The Secretary shall: (1) keep the minutes of the proceedings of its shareholders, Board of Directors, and executive committee and other committees, if any, in one or more books provided for that purpose;
(2) see that all notices are duly given in accordance with the provisions of

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these Bylaws or as required by law; (3) be custodian of the corporate records and of the Seal of the Corporation and see that the Seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized; (4) sign with the President, certificates representing shares of the Corporation, issuance of which shall have been authorized by resolution of the Board of Directors; (5) have general charge of the record of shareholders of the Corporation; and (f) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

         SECTION 7. TREASURER. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Director shall determine. He shall: (1) have charge and custody of and be responsible for all funds and securities of the Corporation, receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies or other or other depositories as shall be designated by these Bylaws or by the Board of Directors; (2) have charge and custody of and be responsible for the keeping of correct and complete books and records of accounts of the Corporation; and (3) in general, perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

         SECTION 8. COMPENSATION OF OFFICERS. The compensation of officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such compensation by reason of the fact that he is also a director of the Corporation.

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

                                    ARTICLE V

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

         SECTION 1.   INDEMNIFICATION.
                      ---------------

         (a) Indemnification in Actions, Suits or Proceedings Other Than those by or in the Right of the Corporation.

                  (i) The Corporation shall indemnify any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the Corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any Director or Officer of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate, was a Director or Officer of the Corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such Director or Officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

                 (ii) The termination of any such civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such Director or Officer did not act, in good

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         faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Corporation or that he had reasonable cause to believe that his conduct was unlawful.

         (b) Indemnification in Actions, Suits or Proceedings by or in the Right of the Corporation. The Corporation shall indemnify any person made, or threatened to be made, a party to an action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such Director or Officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise, not opposed to, the best interests of the Corporation, except that no indemnification under this paragraph shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

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         (c)      Definitions. For the purpose of this Section 1, a Corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the Corporation also imposed duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such Person's duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation.

         SECTION 2. AUTHORIZATION OF INDEMNIFICATION. Any indemnification under this Article V (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director or Officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 of this Article V. Such determination shall be made: (a) by the Board of Directors, by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested Directors so directs, (c) by the Board of Directors upon the opinion in writing of independent legal counsel that indemnification is proper in the circumstances because the applicable standard of conduct set forth in Section 1 has been met by such Director or Officer, or
(d) by the shareholders upon a finding that the Director or Officer has met the applicable standard of conduct set forth in Section 1. To the extent, however, that a Director or Officer of the Corporation has been successful on the merits or otherwise in defense of a civil or criminal action or proceeding of the character described in Section 1, he shall be indemnified against expense

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(including attorneys' fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

         SECTION 3. ADVANCEMENT OF EXPENSES. Expenses incurred in defending a civil or criminal action or proceeding shall be paid by the Corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such Director or Officer to repay such amount as, and to the extent, required pursuant to Section 725(a) of the New York Business Corporation Law.

         SECTION 4. LIMITATION AS TO INDEMNIFICATION. No indemnification, advancement or allowance shall be made under this Article V in any circumstance where it appears: (a) that the indemnification would be inconsistent with a provision of the Certificate of Incorporation of the Corporation, as amended, any Bylaw of the Corporation, a resolution of the Board of Directors of the Corporation or of the shareholders, an agreement or other proper corporate action, in effect at the time of the accrual of the alleged cause of action asserted in the threatened or pending action or proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or (b) if there has been a settlement approved by a court, that the indemnification would be inconsistent with any condition with respect to indemnification expressly imposed by the court in approving the settlement. If any expenses or other amounts are paid by way of indemnification, otherwise than by court order or action by the shareholders, the Corporation shall, not later than the next annual meeting of shareholders unless such meeting is held within three months from the date of such payment, and, in any event, within 15 months from the date of such payment, mail to its shareholders of record at the time entitled to vote for the election of Directors, a statement specifying the

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persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

         SECTION 5. ARBITRATION. Any dispute related to the right to indemnification or advancement of expenses as provided under this Article V, except with respect to indemnification for liabilities arising under the Securities Act of 1933 which the Corporation has undertaken to submit to court for adjudication, shall be decided only by arbitration in the metropolitan area in which the Corporation's executive offices are then located, in accordance with the commercial arbitration rules then in effect of the American Arbitration Association, before a panel of three arbitrators, one of whom shall be selected by the Corporation, the second of whom shall be selected by the person seeking indemnification and the third of whom shall be selected by the other two arbitrators. If the American Arbitration Association has been dissolved or if for any reason arbitration under the arbitration rules of the American Arbitration Association cannot be initiated, or if the arbitrators selected by the Corporation and the person seeking indemnification cannot agree on the selection of the third arbitrator within 30 days after such time as the Corporation and such person have each been notified of the selection of the other's arbitrator, the necessary arbitrator or arbitrators shall be selected by the presiding judge of the court of general jurisdiction in such metropolitan area. The party or parties challenging the right of a person to be indemnified under this Article V shall have the burden of proof. The Corporation shall reimburse the person seeking indemnification for the expenses (including attorneys' fees) incurred in successfully prosecuting or defending such arbitration. Any award entered by the arbitrators shall be final, binding and nonappealable, and judgment may be entered thereon by any party in accordance with applicable law in any court of competent jurisdiction; provided, however, that if the conduct giving rise to the liability for which the person is seeking

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indemnification has been the subject of another proceeding not directly involving such person's right to indemnification under this Article V or otherwise, the Corporation shall be entitled to interpose, as a defense in any judicial enforcement proceeding on the arbitrators' award, any prior final judicial determination adverse to such person in such other proceeding. This arbitration provision shall be specifically enforceable.

         SECTION 6.   INSURANCE.
                      ---------

         (a) Upon a vote of the majority of a quorum of the Board of Directors, the Corporation may purchase and maintain insurance: (i) to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of Directors and Officers under the provisions of this Article V or the New York Business Corporation Law; and (ii) to indemnify Directors and Officers in instances in which they may be indemnified by the Corporation under the provisions of this Article V or the New York Business Corporation Law. Upon a vote of the majority of the shareholders of the Corporation, the Corporation may purchase and maintain insurance to indemnify Directors and Officers in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article V or the New York Business Corporation Law,
Section 721 et, seq., provided the contract of insurance covering such Directors and Officers provides, in a manner acceptable to the Superintendent of Insurance for the State of New York, for a retention amount and for co-insurance.

         (b) No insurance under Paragraph (a) may provide for payment other than cost of defense to or on behalf of any Director or Officer: (i) if a judgment or other final adjudication adverse to the insured Director or Officer establishes that his acts of active and deliberate dishonesty were material to the cause of action so adjudicated, or that he personally gained in fact a

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financial profit or other advantage to which he was not legally entitled; or
(ii) in relation to any risk the insurance of which is prohibited under the Insurance Law of the State of New York.

         (c) Notwithstanding any other provision of this Section 6, insurance under any or all subparagraphs of Paragraph (a) hereof may be included in a single contract or supplement thereto, provided, however, that the Corporation shall not obtain or attempt to obtain retrospective rated contracts.

         (d) The Corporation shall, within the time and to the persons provided in Section 4 hereof, mail a statement in respect of any insurance it has purchased or renewed under this Section 6, specifying the insurance carrier, date of the contract, cost of the insurance, corporate positions insured, and a statement explaining all sums, not previously reported in a statement to shareholders, paid under any indemnification insurance contract.

         SECTION 7. SURVIVAL OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES. The indemnification and advancement of expenses provided by or granted pursuant to this Article V, shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Director or Officer and shall inure to the benefit of the heirs, executors and administrators of such person.

         SECTION 8. NONEXCLUSIVITY. The indemnification and advancement of expenses granted pursuant to, or provided by, this Article V shall not be deemed exclusive of any other rights to which a Director or Officer seeking indemnification or advancement of expenses may be entitled, whether contained in
(a) the Corporation's Certificate of Incorporation or Bylaws, (b) a resolution of shareholders, (c) a resolution of directors, or (d) an agreement providing for such indemnification, provided that no indemnification may be made to or on the behalf of any Director or Officer if a judgment or other final adjudication adverse to the Director or Officer establishes that his acts were committed in

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bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled. Nothing contained in this Article V shall affect any rights to indemnification to which corporate personnel other than Directors and Officers may be entitled by contract or otherwise under law.

                                   ARTICLE VI

            CERTIFICATE REPRESENTING SHARES, RECORD OF SHAREHOLDERS,

                               TRANSFER OF SHARES

         SECTION 1. CERTIFICATE REPRESENTING SHARES. The shares of the Corporation shall be represented by certificates which shall be in such form as shall be determined by the Board of Directors.

         SECTION 2. LOST, DESTROYED OR WRONGFULLY TAKEN CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost, apparently destroyed or wrongfully taken, upon the making of any affidavit of that fact by the person claiming the certificate to be lost, apparently destroyed or wrongfully taken

         SECTION 3. RECORD OF SHAREHOLDERS. The Corporation shall keep at its principal office, or at the office of its transfer agent, or registrar in the State of New York, a record containing the names and addresses of all shareholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof. The Corporation shall be protected in treating the persons whose names stand on the record of shareholders as the owners thereof for all purposes.

         SECTION 4. TRANSFER OF SHARES. Upon surrender to the Corporation or the transfer agent of the Corporation of the certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or

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authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto and cancel the old certificate; every such transfer of shares shall be entered on the record of shareholders of the Corporation.

                                   ARTICLE VII

                                    DIVIDEND

         The Board of Directors may from time to time require, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and in the discretion of the Board of Directors.

                                  ARTICLE VIII

                                      SEAL

         The Seal of the Corporation shall be circular in form and contain the name of the Corporation.

                                   ARTICLE IX

                                WAIVER OF NOTICE

         SECTION 1. WAIVER OF NOTICE TO SHAREHOLDER. Notice of meeting need not be given to any shareholder who signs a waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting, the lack of notice of such meeting, shall constitute a waiver of notice by him.

         SECTION 2. WAIVER OF NOTICE TO DIRECTOR. Notice of a meeting need not be given to any director who signs a waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him. The waiver of notice need not specify the purpose of any regular or special meeting of the Board of Directors.

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                                    ARTICLE X

                              AMENDMENT AND REPEAL

         SECTION 1. AMENDMENT AND REPEAL BY THE SHAREHOLDER. These Bylaws may be amended or repealed by vote of the shareholders entitled to vote in the election of any director. Such amendment or repeal by shareholders is only made effective with the approval vote of a simple majority of a quorum of shareholders brought together at a special or annual meeting, unless such amendment or repeal of a specific Bylaw requires a greater shareholder vote.

         SECTION 2. AMENDMENT AND REPEAL BY THE BOARD OF DIRECTORS. These Bylaws may also be amended or repealed by a majority of the Board of Directors, unless such amendments or repeal of a specific Bylaw requires a majority or greater shareholder vote.


Date:  April 1, 1989                   /s/ CHARLES BRYAN
       -------------                   -----------------------------------------
                                       Charles Bryan, Secretary


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